Exhibit 5.1

Morgan, Lewis & Bockius LLP
Counselors at Law

1701 Market Street
Philadelphia, PA 19103-2921
215-963-5000
Fax: 215-963-5001

November 10, 2009

Universal Display Corporation
375 Phillips Boulevard
Ewing, NJ  08618

Re:	Universal Display Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Universal Display Corporation, a Pennsylvania corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the proposed offer and sale by the Company from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of up to $50,000,000 aggregate offering price of securities (the “Securities”) which may include any or all of (i) shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”), (ii) shares of Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Stock”), (iii) warrants to purchase Common Stock or Preferred Stock (the “Warrants”) and (iv) depositary shares representing fractional shares of Preferred Stock (the “Depositary Shares”).

In connection with this opinion, we have examined a copy of (1) the Registration Statement; (2) the Company’s Articles of Incorporation, as amended (the “Articles”); (3) the Company’s Bylaws, as amended (the “Bylaws”); (4) certain resolutions of the Company’s Board of Directors relating to the Registration Statement; and (5) such other documents as we have deemed appropriate. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. With respect to matters of fact relevant to our opinion, we have relied upon certificates of officers of the Company, representations made by the Company in other documents examined by us and other representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

For the purpose of the opinions set forth below, we have assumed, without independent investigation, that (1) the issuance, sale, number and terms of Securities to be offered from time to time will be duly authorized and established, in accordance with the Articles, the Bylaws and applicable Pennsylvania law (each, a “Board Action”); (2) prior to any issuance of shares of a class or series of Preferred Stock, an appropriate statement with respect to shares relating to such class or series of Preferred Stock will have been duly authorized by Board Action and filed with the Department of State of the Commonwealth of Pennsylvania; (3) any Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a financial institution identified in the Warrant Agreement as a warrant agent (each, a “Warrant Agent”); (4) any Depositary Shares will be issued under one or more deposit agreements (each, a “Deposit Agreement”) between the Company and a financial institution identified in the Deposit Agreement as a depositary (each, a “Depositary”); (5) the Registration Statement and any post-effective amendments thereto will have become effective under and comply with all applicable securities and other laws; (6) the Registration Statement and any post-effective amendments thereto will be effective under and will comply with all applicable securities and other laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (7) a Prospectus Supplement or term sheet will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby and will comply with all applicable securities and other laws; (8) all Securities will be issued and sold in compliance with all applicable securities and other laws; and (9) a definitive purchase, underwriting or similar agreement with respect to any

Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.            Upon due authorization by Board Action of the issuance and sale of shares of the Common Stock and upon issuance and delivery of such shares of Common Stock against payment for such shares in accordance with the terms of the Board Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the exercise of any Warrants or conversion of any Preferred Stock in accordance with their respective terms, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.            Upon due authorization by Board Action of the issuance and sale of shares of a class or series of Preferred Stock (including Preferred Stock represented by Depositary Shares) and upon issuance and delivery of such shares of Preferred Stock against payment for such shares in accordance with the terms of the Board Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the exercise of any Warrants in accordance with its terms, such shares of such class or series of Preferred Stock will be validly issued, fully paid and nonassessable.

3.            When a Warrant Agreement providing for the specific terms of a particular issuance of Warrants has been duly authorized by Board Action and has been duly executed and delivered by the Company and the Warrant Agent named in the Warrant Agreement, and Warrants conforming to the requirements of the related Warrant Agreement have been duly countersigned or authenticated, as required, by the Warrant Agent and duly executed and delivered by the Company against payment for such Warrants in accordance with the terms of the Warrant Agreement and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Warrants will constitute valid and binding obligations of the Company.

4.            When a Deposit Agreement providing for the specific terms of a particular issuance of Depositary Shares has been duly authorized by Board Action and has been duly executed and delivered by the Company and the Depositary named in the Deposit Agreement and the terms of the shares of Preferred Stock represented by such Depositary Shares and of their issuance and sale have been duly established in conformity with such Deposit Agreement, the shares of Preferred Stock represented by such Depositary Shares are validly issued and delivered to the Depositary under the terms of such Deposit Agreement, the depositary receipts evidencing the Depositary Shares are duly executed and authenticated in accordance with such Deposit Agreement and delivered against payment for such Depositary Shares in accordance with the terms of the Deposit Agreement and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Depositary Shares will be validly issued and said depositary receipts will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

To the extent that the obligations of the Company under each Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legal, valid and binding obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, generally and with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

To the extent that the obligations of the Company under each Deposit Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Depositary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Depositary is duly qualified to engage in the activities contemplated by the Deposit Agreement; that the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes the legal, valid and binding obligation of the Depositary, enforceable against the Depositary in accordance with its terms; that the Depositary is in compliance, generally and with respect to acting as a Depositary under the Deposit Agreement, with all applicable laws and regulations; and that the Depositary has the requisite organizational and legal power and authority to perform its obligations under the Deposit Agreement.

The opinions set forth in paragraphs 3 and 4 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

The foregoing opinions are limited to the laws of the Commonwealth of Pennsylvania.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included therein. In giving such opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP